EXHIBIT 23.C


                         CONSENT OF SPECIAL TAX COUNSEL





Farmland Industries, Inc.:


We consent to the references to our firm in the Prospectus filed as part of this Registration Statement.


                                           BRYAN CAVE

January 20, 1995